UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 15, 2026
Date of Report (date of earliest event reported)

NIKE, Inc.
(Exact name of registrant as specified in its charter)

Oregon	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453
(Address of principal executive offices and zip code)

(503) 671-6453
Registrant's telephone number, including area code

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class B Common Stock	NKE	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2026, the Board of Directors (the “Board”) of NIKE, Inc. (the “Company”) increased the size of the Board to twelve directors and appointed Alexandre Arnault as a director of the Company, effective immediately, for an initial term expiring at the Company’s 2027 annual meeting of shareholders. Committee assignments for Mr. Arnault have not yet been determined.

Alexandre Arnault, 34, has been the Deputy Chief Executive Officer of Moët Hennessy, the wines and spirits division of LVMH Moët Hennessy Louis Vuitton SE (“LVMH”), since February 2025, and has served on the board of directors of LVMH since April 2024. Mr. Arnault previously served as the Executive Vice President of Products and Communications at Tiffany & Co. from January 2021 until February 2025, where he developed and implemented the company’s communications and products strategy. He also served as Chief Executive Officer of RIMOWA from October 2016 to December 2020. In addition to his roles at LVMH, Mr. Arnault previously served on the boards of directors of Birkenstock Holding plc, Carrefour SA, and Moncler S.p.A.

There are no arrangements or understandings between Mr. Arnault and any other person pursuant to which Mr. Arnault was selected as a director, and no family relationships exist between Mr. Arnault and any director or executive officer of the Company. Mr. Arnault is not a party to any transaction to which the Company is or was a participant and in which Mr. Arnault has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Arnault will participate in the Company’s standard director compensation program, which is described in “Corporate Governance-Director Compensation for Fiscal 2026” in the Company’s proxy statement for its 2026 annual meeting of shareholders (filed with the Securities and Exchange Commission on July 15, 2026) (the “Director Compensation Program”). Pursuant to the Director Compensation Program, on September 15, 2026, Mr. Arnault was granted a sign-on award of restricted shares of the Company’s Class B Common Stock valued at $200,000. These shares are subject to forfeiture in the event that Mr. Arnault’s service as a director of the Company terminates prior to the first anniversary of the grant.

Item 7.01. Regulation FD Disclosure

The Company issued a press release on September 16, 2026, announcing the appointment of Mr. Arnault to the Board, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the press release is being furnished pursuant to Item 7.01 of Form 8-K and the information included therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
99.1	NIKE, Inc. Press Release dated September 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date:	September 16, 2026	By:	/s/ Robert Leinwand
Robert Leinwand
Executive Vice President, Chief Legal Officer